                            CHARLES EVANS NISSAN PROPERTY
                                   LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") made this ____ day of October 1996, by and between CHARLES F. EVANS, an individual resident of Georgia ("Landlord"), and CHARLES EVANS NISSAN, INC., a Georgia corporation ("Tenant").

                                 W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the sum of $10.00 Dollars in hand paid and of the mutual covenants and conditions contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the following property:

         All that tract or parcel of land containing approximately
         4.55 acres, lying and being in Land Lot 267 of the 16th
         District of Rockdale County, Georgia, being more particularly described on EXHIBIT A, attached hereto and incorporated by reference herein,

together with all improvements thereon and all rights, privileges, easements and appurtenances pertaining thereto (collectively, the "Premises") upon the terms contained herein.

    2. TERM. Landlord and UNITED AUTO GROUP, INC., a Georgia corporation have entered into a Purchase and Sale Agreement Charles Evans Nissan Property for the Premises dated of even date herewith (the "Agreement"). The term hereof shall begin on the date hereof and shall end upon the Closing as described in the Agreement ("Term").

    3.   RENT.

         (a) The rent for the first full six months of the Term shall be TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) per month with the first month rent due and payable upon the date of this Lease. All other rent payments shall be paid in advance on the _____________ (___) day of the month. After twelve full months, subject to Section (b) below, the rent shall increase by an amount equal to the percentage increase in the Consumer Price Index from October, 1996 to

October, 1997. Consumer Price Index for purposes hereof shall mean the Consumer Price Index for all wage earners for Atlanta, Georgia.

         (b) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, if Tenant was ready, willing and able to close the purchase and sale of the Premises under the Agreement on or before twelve (12) months after the date hereof, but such closing is not consummated when Tenant is ready to close thereunder and such failure to close is not the result of Tenant's default, then so long as this Lease is in effect, the rent for the Premises shall be Twenty Thousand and No/100 Dollars ($20,000.00) per month.

         4. UTILITIES. Tenant shall have all utilities listed in its name and shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills, for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by Tenant in connection therewith. If Tenant fails to pay for such services, Landlord may, at its option and after providing Tenant with at least thirty (30) days prior written notice, pay the same, and the amount of the payment shall be payable to Landlord as additional rent.

         5. USE OF THE PREMISES; ENVIRONMENTAL INDEMNITY. The Premises shall be used for the operation of a new and used automobile dealership, service facility and uses incidental thereto, and for any other purposes which may be agreed to by the parties. The use of the Premises by Tenant shall be in compliance with federal, state and local laws and any applicable restrictive covenants. Furthermore, Tenant shall not violate any federal or state environmental law, and Tenant agrees to indemnify and hold harmless Landlord from any and all damages, costs, fines and expenses that might arise as a result of any such violation and from its placement upon the Premises of hazardous wastes and toxic substances that are placed on the Premises after the date hereof. Notwithstanding anything to the contrary contained in this Paragraph 5, there shall not be deemed to be a nuisance or trespass and Tenant's obligation to indemnify and hold Landlord harmless shall not extend to any damages, claims, or liabilities arising as a result of contaminants existing on the Premises on the date hereof or migrating onto or beneath the Premises after the date hereof, where such contamination is not caused by or attributable to Tenant, all of which shall be Landlord's responsibility.

         6. REPRESENTATION. All representations and warranties contained in Sections 2.10, 2.11 and 3.3 of that certain Stock Purchase Agreement (the "Nissan SPA") dated August 5, 1996 by and among United Auto Group, Inc., a Delaware corporation, UAG Atlanta IV, Inc., a Delaware corporation, Charles Evans Nissan, Inc., a Georgia corporation, and Charles F. Evans are hereby incorporated by reference to the same effect as if fully set forth herein. Nothing contained in this Lease shall in any way affect or diminish the rights of the parties under the Nissan SPA for the breach of any representation or warranty contained in the Nissan SPA.

         7. REPAIRS BY LANDLORD. All repairs, replacements, and maintenance of any kind to the Premises shall be the sole responsibility of Tenant except to the extent the necessity therefor would constitute a breach of Landlord's representations or warranties under the Nissan SPA or the Agreement.

         8. REPAIRS BY TENANT. Subject to Landlord's representations and warranties in the Nissan SPA and the Agreement, Tenant accepts the condition of the Premises as of the date hereof and agrees that the Premises are suited for the uses specified herein. Tenant shall, throughout the Term, at its expense, maintain the Premises in good order and repair, including but not limited to repair and maintenance of the electrical, heating, ventilation and air conditioning and plumbing systems. Tenant further agrees to care for all landscaping on the Premises, including the mowing of grass, paving, policing, care of shrubs and general landscaping. If Tenant fails to properly maintain and repair any portion of the Premises, Landlord may, following at least thirty
(30) days prior written notice to Tenant, maintain the same and Tenant shall pay to Landlord within thirty (30) days after demand the commercially reasonable costs thereof together with interest on said amount from the date of payment by Landlord at a rate equal to the interest rate provided in the Nissan SPA for non-payment of obligations ("Interest Rate"). Subject to Tenant's repair obligations hereunder, Tenant agrees to return the Premises to Landlord in as good condition and repair as when first received by Tenant, natural wear and tear and condemnation excepted.

         9. TAX AND INSURANCE. Tenant shall promptly and on a timely basis pay as additional rent during the Term all charges for taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises, which amounts shall be prorated between Tenant and Landlord for all periods partially but not entirely within the Term. Tenant shall also maintain, at all times during the Term of this Lease, fire and extended insurance coverage on the Premises in amounts equal to the full replacement value of the Premises, and written on policies issued by underwriters reasonably acceptable to Landlord. Landlord agrees that such coverages may be provided by blanket policies of insurance covering other locations in addition to the Premises. All policies shall insure Landlord and Tenant as their respective interests shall appear and shall contain a replacement cost endorsement. Should Tenant fail to pay such tax expenses or fail to provide certificates evidencing the required insurance coverage, Landlord may, following at least thirty (30) days prior written notice to Tenant, pay any such charges or secure such coverage, and Tenant shall pay to Landlord within thirty (30) days after demand as additional rent all amounts so expended by Landlord together with interest on said amount from the date of payment by Landlord at a rate equal to the Interest Rate.

         10. DESTRUCTION OF OR DAMAGE TO THE PREMISES. If the Premises should be damaged or destroyed by any insured peril whatsoever during the Term, all insurance proceeds shall be delivered to Tenant and Tenant shall proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed prior to such damage or destruction.

         11. INDEMNITY; WAIVER OF SUBROGATION. Subject to Landlord's obligations in this Lease and the Agreement Tenant agrees to indemnify and hold harmless Landlord against all claims and expenses resulting therefrom, including actual attorneys' fees reasonably incurred and court costs, for damage to persons or property by reason of the use or occupancy of the Premises by Tenant. Tenant shall periodically provide Landlord with certificates of general liability insurance naming Landlord as an additional insured, in an amount of not less than $3,000,000 and with an insurance carrier reasonably satisfactory to Landlord. The dollar amount of such insurance coverage shall be reviewed annually during the Term, and adjusted if necessary, in order to provide for adequate protection to both Landlord and Tenant; provided, however, in no event shall any aggregate percentage increases in Tenant's liability coverage obligations hereunder ever exceed the cumulative percentage increases in the Consumer Price Index for all wage earners for Atlanta, Georgia occurring during the corresponding portion of the Term of this Lease. Landlord and Tenant each hereby release and waive any right of recovery against the other for any loss, claim, liability, or damage occurring on or to the Premises, whether wholly or contributorily caused by the negligence of the other party, to the extent that the same is compensated by actual receipt of proceeds from insurance policies covering such loss, claim, liability, or damage.

         12. ALTERATIONS. Tenant shall make no structural alterations, additions or improvements to the Premises without the express prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, except that Tenant may alter any wall that is not of a load-bearing nature without the consent of Landlord. Tenant may make non-structural changes and modifications to the Premises without Landlord's approval. In the event Landlord has not responded to Tenant's written request for alterations within fifteen (15) days of when received, such alteration shall be deemed to have been approved by Landlord. Tenant agrees to save Landlord harmless on account of any claim or lien of mechanics, materialmen or other party, in connection with any alterations, additions or improvements of or to the Premises performed by Tenant. Tenant shall furnish such waivers of liens and appropriate affidavits from the general contractor or subcontractors as Landlord may reasonably request. Notwithstanding the foregoing, Tenant shall also be entitled to make the following changes without necessity of Landlord's consent: (i) any alterations required to be made by it pursuant to governmental orders, rules, laws, regulations, ordinances or requirements, and (ii) any changes in its signage (provided such are in compliance with local ordinances and any restrictive covenants affecting the Premises) or those recommended or required by the automobile manufacturer whose automobiles are sold on the Premises. Tenant shall have the right to finance any alterations or improvements permitted hereunder and may pledge its interest in this Lease as security therefor; provided, however, that any liens granted in connection with such financings shall be subordinate to the rights of Landlord under this Lease.

         13. GOVERNMENTAL ORDERS. Subject to Tenant's right to terminate this Lease hereunder, Tenant agrees, at its own expense, to promptly comply with all requirements of any public authority made necessary by reason of Tenant's occupancy of the Premises from and after the date hereof or which may be necessary for Tenant's occupancy to continue if the requirement to comply arises after the date of this Lease. Landlord shall have no obligation of any kind for such compliance except to the extent it arose prior to the date of this Lease.

         14. CONDEMNATION. If all or a substantial part of the Premises is condemned for any public use or purpose, then the Term shall not cease from the date when possession thereof is taken, and rent shall not be prorated as of that date; and this Lease shall continue as to the remaining portion of the Premises in full force and effect notwithstanding any such taking. All compensation and damage caused by such condemnation shall be recovered from the condemnor and paid to the Tenant.

         15. ASSIGNMENT AND SUBLETTING. Tenant shall, without the prior written consent of Landlord, have the right to assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Without in any way limiting the foregoing, Tenant shall specifically be entitled to freely assign or sublet its interest in this Lease to any parent, subsidiary or other entity under common control with Tenant or Tenant's parent, without the prior written consent of Landlord. Moreover, the sale or transfer of all or any part of the capital stock of Tenant shall not be deemed to be an assignment hereunder.

         16. REMOVAL OF FIXTURES. Tenant may (so long as no Event of Default has occurred and is continuing hereunder), prior to the end of the Term, remove all trade fixtures and equipment which Tenant has purchased as leasehold improvements or placed in the Premises subsequent to the date hereof, provided that Tenant repairs all damage to the Premises caused by the removal. However, any buildings, fixtures, or other attached property installed by Tenant as replacements of existing items, or anything that cannot be removed without substantially changing the character of the Premises, shall become the property of Landlord.

         17. CANCELLATION OF LEASE BY LANDLORD. It shall be an "Event of Default" hereunder if,


              (a) Tenant fails to pay rent, including additional rent herein reserved, when due, and fails to cure the failure to pay within ten (10) days after receipt of written notice thereof from Landlord;

              (b) Tenant fails to perform any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure the default within thirty (30) days after the date of receipt of written notice of default from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall, within such period, commence such cure and thereafter diligently prosecute the same to completion;

              (c)  Tenant is adjudicated bankrupt;

              (d) a permanent receiver is appointed for Tenant's property and the receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain the removal;

              (e) Tenant files a petition seeking an order for relief under Title 11 of the United States Code, as amended, or under any similar law or statute of the United States or any state thereof, or a petition seeking an order for relief under Title 11 of the United States Code, or any similar law or statute of the United States or any state thereof, is filed against Tenant and such petition is not dismissed with prejudice within sixty (60) days from the date of filing;

              (f)  Tenant makes an assignment for the benefit of creditors; or

              (g) Tenant's effects should be levied upon or attached under process against Tenant and not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

Upon the occurrence of an Event of Default, Landlord may pursue any right or remedy against Tenant available at law or in equity. Without limitation to the foregoing, Landlord, at its option, may at once or within six (6) months thereafter (so long as such Event of Default is continuing), elect to terminate this Lease by written notice to Tenant; whereupon this Lease shall terminate. Any notice provided in this section may be given by Landlord, or its attorney, or agent herein named. Upon termination of the Lease by Landlord, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, or Landlord shall be entitled to remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, if there is an Event of Default, Landlord must give notice to Tenant and United Auto Group, Inc. ("UAG") of its intent to exercise any remedy therefor and UAG (or its successors or assigns) shall have thirty (30) days thereafter in which to purchase the Premises pursuant to the terms of the Agreement before Landlord may pursue any right or remedy against Tenant under this Lease; provided, however, that such thirty (30) day purchase period shall be extended one (1) day for each day of delay in closing under the Agreement occasioned by the act or omission of Landlord in performing its obligations under the Agreement or for any other reason the Closing thereunder does not occur except for Tenant's default under this Agreement ("Notice and Cure Requirement").

         18. RELETTING BY LANDLORD. If, after an Event of Default, Landlord has the right to but has not elected to terminate this Lease, Landlord may, subject to the Notice and Cure Requirement, as Tenant's agent, without terminating this Lease, enter upon and exercise good faith efforts to rent the Premises at the best price obtainable by reasonable effort, for the remainder of the term hereof. Tenant shall be liable to Landlord for the present value of any deficiency between rent due hereunder and the rent received by Landlord upon reletting. For purposes of computing the "present value of any deficiency" in accordance with the provisions of this paragraph, the parties agree to utilize a discount rate equal to the then prevailing prime rate of interest charged by leading money center banks as published in "THE WALL STREET JOURNAL".

         19. WARRANTIES OF TITLE AND QUIET POSSESSION. Landlord warrants and represents that it has good and marketable title to the Premises and has full right to make this Lease and that Tenant shall have quiet and peaceable possession of the Premises during the Term so long as no Event of Default is in existence and continuing hereunder.

         20. ESTATE CREATED; FUTURE GRANTS. Landlord and Tenant intend for and agree that this Lease shall create a leasehold estate in the Premises for the Term. Landlord agrees that, during the Term of this Lease, it will not execute or join in any conveyances of easements or restrictive covenants or other agreements restricting or affecting the Premises or Tenant's use thereof without the prior written consent of Tenant, which may be withheld in Tenant's sole discretion.

         21. SUBORDINATION ATTORNMENT. Landlord represents that there are no Deeds to Secure Debt with respect to the Premises currently in force. Should Landlord ever give a Deed to Secure

Debt with respect to the Premises, Landlord shall provide Tenant a Subordination, Non-Disturbance and Attornment Agreement from such lender in the form attached hereto and incorporated herein by reference as EXHIBIT "B" ("SNDA"). This Lease is subject and subordinate to any deed of trust, mortgage, or other security instrument, which presently or may in the future cover the Premises, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deed of trust, mortgage, or security instrument; provided, however, that Tenant's subordination to any encumbrance arising after the date of this Lease shall be conditioned upon Landlord's delivery to Tenant of a non-disturbance agreement in form reasonably satisfactory to Tenant containing the substantive provisions of the SNDA. Notwithstanding the generality of the foregoing, any mortgagee shall have the right at any time to subordinate any deed of trust, mortgage, or other security instrument to this Lease.

         22. ATTORNEY'S FEES. In the event either party should seek to enforce its rights under this Lease through judicial process, the prevailing party in any such action shall be entitled to collect from the other party, in addition to all other sums owing hereunder, its reasonable attorney's fees.

         23. RIGHTS CUMULATIVE. All rights hereunder shall be cumulative but not restrictive to those given by law.

         24. SERVICE OF NOTICE. Any notice required or permitted to be delivered hereunder may be delivered in person or by United States certified mail, postage prepaid, return receipt requested, or by recognized overnight courier (e.g. Federal Express or DHL), next business day delivery, charges prepaid, addressed to the parties at

         Landlord:                Charles F. Evans
                                  3180 Zingara Road
                                  Route 1
                                  Conyers, Georgia  30207

         with a copy to:          Forrest Jack Lance, Esq.
                                  Lance & Associates, P.C.
                                  884 Green Street
                                  Conyers, Georgia  30207

         Tenant and
         UAG:                     Charles Evans Nissan, Inc.
                                  c/o United Auto Group, Inc.
                                  375 Park Avenue
                                  New York, New York  10152
                                  Attn:  George G. Lowrance, Esq.

         with a copy to:          Stephen R. Leeds, Esq.
                                  Rogers & Hardin
                                  2700 International Tower
                                  229 Peachtree Street, N.E.
                                  Atlanta, Georgia  30303

or at such other addresses as may be specified by written notice delivered in accordance herewith. Such notices shall be deemed effective three (3) business days after deposited in the U.S. mail, or on the next business day if delivered by overnight courier, or immediately upon delivery in person.

         25. WAIVER OF RIGHTS. Neither party's failure to exercise any power given to them hereunder, or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof.

         26.  TIME OF ESSENCE.  Time is of the essence under this Lease.

         27. SUCCESSORS AND ASSIGNS. This Lease shall apply to, inure to the benefit of, and be binding upon the parties hereof and their respective successors, assigns, and legal representatives except as otherwise expressly provided herein.

         28. ENTIRE AGREEMENT; CONFLICT. This Lease, including any attachments made a part hereof or thereof, the Nissan SPA and the Agreement, contain the entire agreement between the parties with respect to the lease of the Premises and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein shall be of any force or effect. The parties agree to execute and record a memorandum of this Lease in the real property records of Rockdale County in the form specified by the Title Insurance Company.

         29. SEVERABILITY. If any term, provision or clause of this Lease, or if the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, then the remainder of this Lease or the application of such term, provision or clause to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each and every remaining term, provision, clause and application of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         30. EXECUTION IN COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         31. AMENDMENT. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

         32. HEADINGS. The headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

         33. GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Georgia, and all obligations of the parties created hereunder are performable in Rockdale County, Georgia.

         34. FORCE MAJEURE. Wherever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, wars, governmental laws, regulations or restrictions or other causes which are beyond the control of Landlord or Tenant, as the case may be.


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

         IN WITNESS WHEREOF, the parties herein have hereunto caused their duly authorized representatives to set their hands and seals the day and year first above written.



                            [SIGNATURES ON FOLLOWING PAGE]

                                       LANDLORD:

Signed Sealed and Delivered            /S/ Charles F. Evans   (SEAL)
in the presence of:                    -----------------------
                                       CHARLES F. EVANS


_________________________
Unofficial Witness


_________________________
Notary Public

  [Notarial Seal]

My Commission Expires:


________________________




                                       TENANT:

Signed Sealed and Delivered            CHARLES EVANS NISSAN, INC.
in the presence of:                    a Georgia Corporation


_________________________
Unofficial Witness

                                       By:    /S/ Charles F. Evans
                                              -------------------------
                                       Name:      CHARLES F. EVANS
                                              ---------------------------
_________________________              Title:     CEO
Notary Public                                  ----------------------
Attest:
  [Notarial Seal]                 By:    /S/  Sarah Pilgrim
                                          ---------------------------
                                  Name:       TREASURER
                                         -----------------------------
My Commission Expires:            Title:
                                         ------------------------

_________________________
                                            [Corporate Seal]



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